                                 MULTIPLAN, INC.
                        PARTICIPATING FACILITY AGREEMENT


THIS AGREEMENT, effective May 20, 1997 is entered into between MultiPlan, Inc., 115 Fifth Avenue, New York, NY 10003-1004 (MultiPlan) and Certified Diabetic Supplies, Inc. with principal offices located at 1951 J & C Boulevard, Naples, FL 34109 (Provider).

WHEREAS, MultiPlan represents and is authorized by various organizations and institutions, including employers, third party administrators and other similar entities (Clients), who provide or administer health care insurance pursuant to a benefit plan, Workers' compensation programs, automobile liability coverage, or other programs (Benefit Programs) for covered individuals (Participants) to establish a preferred provider relationship with Provider as described herein; and

WHEREAS, Provider wants to provide health care services in accordance with the terms of this Agreement;

THEREFORE, in consideration of the foregoing and of the mutual covenants, promises and undertakings herein and intending to be legally bound hereby, the parties agree as follows:

                        A. RESPONSIBILITIES OF MULTIPLAN

 1. Notification. MultiPlan agrees to notify its participating Clients of that Provider is participating in the MultiPlan network, and to distribute to its Clients material made available to MultiPlan by Provider about Provider's services.

 2. Limitations. MultiPlan does not determine benefits eligibility or availability for Clients' Participants and does not exercise any discretion or control as to Clients' Benefit Program assets, with respect to policy, payment, interpretation, practices, or procedures. MultiPlan is not the administrator, insurer, underwriter, or guarantor of Clients' Benefit Programs, and MultiPlan is not liable for the payment of services under Clients' Benefit Programs. Nothing in this Agreement shall be construed as interfering with the freedom of choice of eligible Participants.

 3. Referrals. MultiPlan shall maintain a twenty-four hour-a-day toll-free telephone referral system for the purpose of advising Clients and Participants of providers in MultiPlan's Network. Provider shall be included in this referral system.

                         B. RESPONSIBILITIES OF PROVIDER

 1. Provision of Health Care Services. Provider solely shall be responsible for the provision of health care advice and treatment rendered, ordered, or authorized by Provider, its employees and/or agents, with respect to Participants. Such services shall be

America's Managed Care Partner

115 Fifth Avenue
New York NY 10003-1004
Tel: (212) 780-2000
Tel: (212) 780-0402

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         provided to Participants, including those covered by Workers'
         Compensation and auto liability coverage, in accordance with community standards, in the manner in which Provider renders services to other patients, and without discrimination based on sex, race, color, religion, marital status, sexual orientation, age, ancestry, or national origin.

 2. Licensure and Certification. Provider shall comply with all laws relating to furnishing health care services to Participants and maintain in effect all permits, licenses and governmental approvals which may from time to time be necessary for that purpose. Provider shall maintain Medicare certification. Provider agrees to notify MultiPlan within thirty days of any change in compliance with any of these requirements. Provider shall notify MPI of any pending investigation, action, or sanction against it, any agent and/or any employee, which may materially affect Provider's ability to perform an obligation under this Agreement, or would otherwise bear on a requirement of this paragraph.

 3. Utilization. Provider shall cooperate with all reasonable utilization management programs administered by Clients or their designees to the extent that such programs are consistent with community standards.

 4. Insurance. Provider shall maintain professional liability insurance covering Provider against claims arising out of the services to be performed hereunder in the minimum amounts required by law or, in the absence of statutory requirements, no less than the amounts shown on Appendix A. If the form of insurance is "claims made," Provider shall purchase appropriate tail coverage for claims, demands, or actions made after termination of this Agreement in relation to acts or omissions occurring during the term of this Agreement. Provider shall provide MultiPlan with a copy of its certificate(s) of insurance. Provider shall notify MultiPlan in writing within thirty days of cancellation, non-renewal, and/or any material change in such coverage.

 5. Grievance Procedures Relating to Patient Care. Provider shall maintain procedures for resolving grievances relating to patient care, and shall cooperate with any grievance procedures or programs sponsored by MPI, Clients, or their designees. Provider shall notify MPI promptly upon knowledge of any dispute, complaint, or grievance relating to patient care or other disputes involving MPI, its Clients, their designees, or Participants.

 6. Directory. Provider agrees that MultiPlan and/or Clients may use Provider's name, address, telephone number and type of services or facilities in any printed directory or other roster of participating Providers.

                                  C. FINANCIAL

 1.      Compensation.

         a. Provider agrees to accept as payment-in-full for covered services rendered to participants, the amounts due according to Appendix A. Negotiated rates offered to MultiPlan shall be above any prompt pay discounts offered to the general public or

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         required by law. If, during the term of this Agreement, Provider enters into any other contract, agreement, or other arrangement under which Provider provides substantially the same services at a negotiated rate(s) less than that set forth in Appendix A, the lower negotiated rate shall apply to covered services rendered under this Agreement.

         b. Notwithstanding the foregoing, with respect to services rendered and if fee negotiation is permitted by law and/or regulation in the applicable state, Provider shall accept * of the fee schedule amount as payment in full for each covered service rendered to a Participant.

 2. Payment. Provider shall submit claims to Clients on completed HCFA 1500 other standard billing form providing the same information, and Clients must make payment to Provider within thirty business days of receipt of a such claim in order to obtain the benefit of the negotiated rate. Upon request, Provider shall furnish to Client or MultiPlan, all information reasonably required to verify Provider's health care services and the charges for such services.

 3. Adjustments To Clients' Payments. Clients' payments due under this Agreement shall be reduced by any applicable deductibles, co-payments, coinsurance. Provider shall notify Client and MultiPlan of any erroneous claim sent to a Client within sixty days of the date the claim was issued, and of any erroneous payment received within sixty days of the date Client's payment was received.

 4. Disputed Claims. In the event of a dispute between Provider and a Client regarding billed amounts, payment due, or utilization review issues, Client shall have the right, upon written notification of MPI about the dispute within sixty days of the date payment was due, to withhold payment pending resolution of the dispute. MPI shall make its best efforts to assist the parties in resolving the dispute. Until the dispute is resolved shipments will cease.

 5. Participant Billings. Provider agrees to bill the Participant for appropriate co-payments, deductibles, and coinsurance only in the amount of the difference between the amount due for covered services based on Appendix A, and the sum of the amounts paid by the Clients and any other payors. Provider shall not balance bill or attempt to collect compensation from Participants in connection with services covered by Workers' Compensation programs, except as expressly permitted by law.

 6. Coordination of Benefits. Provider shall cooperate with Clients for purposes of coordinating benefits. When a Client is a primary payor, Provider shall accept from Client as payment in full for covered services the amounts established in Appendix A, less the appropriate deductibles, co-payments and coinsurance. When a Client is a secondary payor, Provider shall accept from Client as payment for covered services the difference between the amount set forth in Appendix A, less the sum of the amount paid by the primary payor(s) and the appropriate deductibles, co-payments and coinsurance.

 7. Audit. Upon fifteen business days' written notice, and during MultiPlan's regular

---------------------------
* Confidential treatment requested. Portions of this document have been omitted by blocking out the relevant text pursuant to an Application for Confidential Treatment. Such blocked out omissions have been filed separately with the Securities and Exchange Commission. The Registrant shall furnish all omitted schedules and exhibits to this document upon the request of the Securities and Exchange Commission.

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

         business hours, each party shall have the right to audit the other's records pertaining to compensation under this Agreement for a period of six months prior to the date of the notice of audit.

 8. Survival. The rights and obligations set forth in this section C shall survive the termination of this Agreement.

                             D. TERM AND TERMINATION

 1. Term. This Agreement shall be effective for an initial term of two years from the Effective Date indicated above. Thereafter, this Agreement shall automatically renew for successive one year terms.

 2.      Termination.

         a. After the expiration of the initial term, either party may terminate this Agreement by giving no less than ninety days' advance written notice to the other party prior to the expiration of the term then in progress.

         b. Either party may terminate this Agreement for cause due to a material breach by giving thirty days' advance written notice during which the breach may be cured. The notice of termination for cause will not be effective if the breaching party cures the breach to the reasonable satisfaction of the other party within the thirty-day notice period.

         c. MPI shall have the right to terminate this Agreement immediately if it determines, in its reasonable discretion, that the health or welfare of Participants is jeopardized by the continuation of the Agreement. Under such circumstances, MPI shall provide written notice to Provider specifying the basis for termination.

 3. Effect of Termination. If any Participant remains under Provider's care on the termination date, whether in- or outpatient, Provider shall continue to render appropriate care to such Participant until Provider can arrange for transfer of such care to another Provider. Provider shall make best efforts to transfer such Participants to other MultiPlan providers. Provider shall accept payment from Clients for such post-termination care as if the Agreement had not been terminated. The rights and obligations set forth in this Section D(3) shall survive the termination of this Agreement.

                                E. MISCELLANEOUS

 1. Independent Contractors. Each party, including its officers, directors, employees and agents, acts as an independent contractor. Neither party has express or implied authority to assume or create any obligation on behalf of the other. The parties shall maintain a cooperative relationship in order to effectuate this Agreement.

 2. Indemnification. Each party solely is responsible for its own actions or omissions, and

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         those of its officers, directors, employees and agents, arising in connection with obligations created under this Agreement, including Provider's rendering professional advice and/or treatment. Each party shall hold the other, including its officers, directors, employees, agents, successors and assigns, harmless from and against all claims, liability, damages, and expenses, including reasonable attorneys' fees, which may be alleged against or incurred by the other party and are the result of any act or omission in connection with this Agreement.

 3. Severability and Waiver. The waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other provision. The failure to exercise any right hereunder shall not operate as a waiver of such right. The finding by a court of competent jurisdiction that any provision herein is void shall not void any other valid provision of this Agreement.

 4.      Confidentiality and Disclosure.

         a. The parties shall comply with all applicable laws and regulations regarding maintenance and disclosure of Particpants' medical records. The names of MultiPlan's Clients shall be kept confidential and shall not be used except as necessary to implement this Agreement.

         b. Neither party shall disclose the negotiated rates and/or the compensation payable to Provider pursuant to the terms of this Agreement, except as may be required in order to comply with this Agreement, or to the extent required by applicable law. In addition, MPI, in its discretion, may release such information to Clients and potential clients as MPI may reasonably determine is required in connection with marketing its products.

         c. MPI and Clients may include Provider's name, address, telephone number, in its directories of participating Providers.

 5. Notices. Any notice required to be given pursuant to this Agreement shall be in writing and delivered by hand, by certified mail/return receipt requested, or by facsimile confirmed with overnight delivery, to the signatories, or their successors if any, at the addresses set forth below.

 6. Modification. This Agreement, together with Appendix A and Exhibit 1, constitute the entire agreement between the parties with respect to the subject matter hereof, and as of the date this Agreement is executed by both parties, shall supersede any previous agreements or understandings, written or oral, between the parties. Any modifications to the Agreement shall be in writing and signed by both parties.

 7. Assignment. This Agreement may not be assigned by either party without the prior written approval of both parties. Any other attempt at assignment shall be void.

 8. Governing Law. This Agreement shall be governed by the laws of the state in which Provider is licensed to operate.


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

IN WITNESS HEREOF, the parties have executed this Agreement.

MultiPlan, Inc.                         Certified Diabetic Supplies, Inc.
115 Fifth Avenue
New York, New York  10003-1004


                                        By:   /S/ PETER J. FISCINA       5/20/97
                                           -------------------------------------
By: /S/ DONALD RUBIN     5/21/97             Signature                    date
    -------------------------------
     Donald Rubin         date
     Chairman                             Peter J. Fiscina
                                        -------------------------------
                                        Print Name



                                        1951 J & C Boulevard
                                        Naples, FL  34109

                                        Tax I.D. #   65-0613873
                                                   --------------------










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


                                 MULTIPLAN, INC.
                      PPO PARTICIPATING FACILITY AGREEMENT
                                   APPENDIX A


 A.      Fee Schedule
         For covered inpatient and outpatient services rendered to Participants including those covered by Workers' Compensation and No Fault Automobile Liability coverage, Provider agrees to accept as payment in full the amounts set forth below.

                                As per Exhibit A

 B.       Licensure
          Provider is licensed in the state of _______________

 C.       Accreditation
          Provider is accredited by:  N/A

             JCAHO _____________________ accreditation period ending __________

             Other (specify)  Medicare   accreditation period ending __________
                   ---------------------
                   (Certificate attached as Exhibit 1)

 D.       Insurance
         Provider shall maintain product liability insurance no less than the following amounts:

         $ *              per occurrence; $                    annual aggregate.
          ---------------                 --------------------

         Carrier  NATIONWIDE INS.
                ---------------------


------------------------
* Confidential treatment requested. Portions of this document have been omitted by blocking out the relevant text pursuant to an Application for Confidential Treatment. Such blocked out omissions have been filed separately with the Securities and Exchange Commission. The Registrant shall furnish all omitted schedules and exhibits to this document upon the request of the Securities and Exchange Commission.

                      PPO PARTICIPATING FACILITY AGREEMENT
                                    Exhibit 1
                          CERTIFICATE OF ACCREDITATION
                                  (cover sheet)





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



NY01 83317
                        Certified Diabetic Supplies, Inc.

                                    EXHIBIT A

                             PRODUCTS AND PRICE LIST

-------------------------------------------------------------------------------------------------------------
                                                                                                        80%
                                                                               U & C                    of
       CPT CODE               Description             Quantity                 Price                   U & C
-------------------------------------------------------------------------------------------------------------
A4206                    Syringes                       100's                  *                        *
-------------------------------------------------------------------------------------------------------------
A4253                    Strips                         50's                   *                        *
                                                        100's                  *                        *
-------------------------------------------------------------------------------------------------------------
A4254                    Battery                        Each                   *                        *
-------------------------------------------------------------------------------------------------------------
A4256                    Control Solution               Each                   *                        *
-------------------------------------------------------------------------------------------------------------
A4258                    Lancing Devise                 Each                   *                        *
-------------------------------------------------------------------------------------------------------------
A4259                    Lancets                        100's                  *                        *
-------------------------------------------------------------------------------------------------------------
E0607                    Glucose Meter                  Each                   *                        *
-------------------------------------------------------------------------------------------------------------
J1820                    Insulin                        Each                   *                        *
-------------------------------------------------------------------------------------------------------------

------------------

* Confidential treatment requested. Portions of this document have been omitted by blocking out the relevant text pursuant to an Application for Confidential Treatment. Such blocked out omissions have been filed separately with the Securities and Exchange Commission. The Registrant shall furnish all omitted schedules and exhibits to this document upon the request of the Securities and Exchange Commission.